POWER OF ATTORNEY

                KNOW ALL PERSONS BY THESE PRESENTS, that each of First
            Charter Corporation, and the several undersigned Officers and Directors thereof whose signatures appear below, hereby makes, constitutes and appoints Lawrence M. Kimbrough and Robert O. Bratton, and each of them acting individually, its, his and her true and lawful attorneys with power to act without any other and with full power of substitution, to execute, deliver and file in its, his and her name and on its, his and her behalf, and in each of the undersigned Officer's and Director's capacity or capacities as shown below, (a) a Registration Statement of First Charter Corporation on Form S-4 (or other appropriate form) with respect to the registration under the Securities Act of 1933, as amended, of up to 1,644,672 shares of common stock of First Charter Corporation to be issued in exchange for shares of common stock, par value $1.25 per share, of Bank of Union, upon consummation of the proposed merger of an interim banking subsidiary of First Charter Corporation with and into Bank of Union, and any and all documents in support thereof or supplemental thereto and any and all amendments, including any and all post-effective amendments, to the foregoing (hereinafter called the "Registration Statement"), and (b) such registration statements, petitions, applications, consents to service of process or other instruments, any and all documents in support thereof or supplemental thereto, and any and all amendments or supplements to the foregoing, as may be necessary or advisable to qualify or register the securities covered by said Registration Statement under such securities laws, regulations or requirements as may be applicable; and each of First Charter Corporation and said Officers and Directors hereby grants to said attorneys, and to each of them, full power and authority to do and perform each and every act and thing whatsoever as said attorneys or attorney may deem necessary or advisable to carry out fully the intent of this power of attorney to the same extent and with the same effect as First Charter Corporation might or could do, and as each of said Officers and Directors might or could do personally in his or her capacity or capacities as aforesaid, and each of First Charter Corporation and said Officers and Directors hereby ratifies and confirms all acts and things which said attorneys or attorney might do or cause to be done by virtue of this power of attorney and its, his, or her signature as the same may be signed by said attorneys or attorney, or any of them, to any or all of the following (and/or any and all amendments and supplements to any or all thereof): such Registration Statement under the Securities Act of 1933, as amended, and all such registration statements, petitions, applications, consents to service of process and other instruments, and any and all documents in support thereof or supplemental thereto, under such securities laws, regulations and requirements as may be applicable.

                IN WITNESS WHEREOF, First Charter Corporation has caused
            this power of attorney to be signed on its behalf, and each of the undersigned Officers and Directors in the capacity or capacities noted has hereunto set his or her hand as of the date indicated below.

                                            FIRST CHARTER CORPORATION

                                          By:     /s/ Lawrence M. Kimbrough
                                                  Lawrence M. Kimbrough
                                                  President and Chief Executive
                                                   Officer


                                                Dated: September 20, 1995


                    Signature                       Title                        Date

            /s/ Lawrence M. Kimbrough       President, Chief Executive       September 20, 1995
            (Lawrence M. Kimbrough)         Officer and Director
                                            (Principal Executive Officer)

            /s/ Robert O. Bratton           Executive Vice President         September 20, 1995
            (Robert O. Bratton)             (Principal Financial
                                            and Principal Accounting
                                            Officer)


                                            Director                         September 20, 1995
            (William R. Black)


            /s/ Jane B. Brown               Director                         September 20, 1995
            (Jane B. Brown)


            /s/ Grady S. Carpenter          Director                         September 20, 1995
            (Grady S. Carpenter)


            /s/ Michael R. Coltrane         Director                         September 20, 1995
            (Michael R. Coltrane)


            /s/ J. Roy Davis, Jr.           Director                         September 20, 1995
            (J. Roy Davis, Jr.)


            /s/ J. Knox Hillman, Jr.        Director                         September 20, 1995
            (J. Knox Hillman, Jr.)


            /s/ Branson C. Jones            Director                         September 20, 1995
            (Branson C. Jones)


            /s/ D. C. Linn, Jr.             Director                         September 20, 1995
            (D. C. Linn, Jr.)


            /s/ Robert F. Lowrance          Director                         September 20, 1995
            (Robert F. Lowrance)


            /s/ Hugh H. Morrison            Director                         September 20, 1995
            (Hugh H. Morrison)


            /s/ T. David Propst             Director                         September 20, 1995
            (T. David Propst)


            /s/ Robert L. Wall              Director                         September 20, 1995
            (Robert L. Wall)


            /s/ James B. Widenhouse         Director                         September 20, 1995
            (James B. Widenhouse)


                                     RESOLUTIONS
                             OF THE BOARD OF DIRECTORS OF
                              FIRST CHARTER CORPORATION

                                  September 13, 1995


               WHEREAS, in the judgment of the Board of Directors, the acquisition of Bank of Union ("Union") by way of a merger of a newly formed, state-chartered interim banking subsidiary of the Corporation (the "Interim Bank") with and into Union in consideration for the issuance of shares of Common Stock, $5 par value per share, of the Corporation (the "Common Stock") in exchange for all the outstanding shares of common stock of Union (the "Merger"), all pursuant to a Plan and Agreement of Merger (the "Agreement"), the form of which has been presented to the Board of Directors and which is by reference made a part hereof, would be advisable and for the best interests of the Corporation and its shareholders;

               WHEREAS, pursuant to the Agreement the number of shares of the Common Stock to be exchanged for common stock of Union shall be up to 1,644,672 subject to adjustment under certain circumstances pursuant to the terms of the Agreement;

               NOW, THEREFORE, BE IT RESOLVED, that the Agreement, substantially in the form provided to the Board of Directors, and the terms and provisions therein, including the Merger and the issuance of up to 1,644,672 shares of Common Stock (the "Shares") in connection therewith, are hereby approved;

               RESOLVED FURTHER, that the Chairman of the Board or the President and Chief Executive Officer and the Secretary or any Assistant Secretary, under the seal of the Corporation, hereby are authorized, empowered and directed to execute and deliver said Agreement, with such changes, omissions and modifications therein as may be approved by the person executing such Agreement, such execution of the Agreement conclusively to constitute approval of the same;

               RESOLVED FURTHER, that the form of Stock Option Agreement presented to the Board of Directors and by reference made a part hereof (the "Stock Option Agreement") is hereby approved, and the Chairman of the Board or President and Chief Executive Officer and the Secretary or any Assistant Secretary, under seal of the Corporation, hereby are authorized, empowered and directed to execute and deliver said Stock Option Agreement, with such changes, omissions and modifications therein as may be approved by the person executing such Stock Option Agreement, such execution of the Stock Option Agreement conclusively to constitute approval of the same;

               RESOLVED FURTHER, that the Board of Directors recommends that the Agreement and the transactions contemplated thereby, including the Merger and the issuance of the Shares, be presented to the shareholders of the Corporation for their approval at a special meeting to be called for such purpose;

               RESOLVED FURTHER, that the officers of the Corporation hereby are authorized, empowered and directed, subject to the terms and conditions of the Agreement, to do any and all things necessary to effectuate and consummate said Agreement as may be prescribed by law or as they may deem necessary or advisable, to prepare all documentation and to effect all filings and obtain appropriate permits, consents, approvals and authorizations of all third parties, including without limitation the filing of an acquisition application and other appropriate applications, if required, for approval with the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the North Carolina State Banking Commission and any other applicable regulatory agency, the formation of the Interim Bank as a subsidiary of the Corporation to facilitate the Merger and the publication of notice of the proposed acquisition as may be required by law and to execute personally or by attorney-in-fact such required filings or amendments or supplements to such required filings and otherwise to cause such filings and any amendments thereto to become effective or otherwise approved;

               RESOLVED FURTHER, that if the Agreement shall be authorized and approved by the shareholders of the Corporation and the shareholders of Union and the approval of the applicable regulatory agencies is obtained, the officers of the Corporation hereby are authorized, empowered and directed, subject to the terms and conditions of said Agreement, to take such steps and to do such things to effectuate and consummate said Agreement as may be prescribed by law or as they deem necessary or advisable;

               RESOLVED FURTHER, that the officers of the Corporation hereby are authorized, empowered and directed to vote any of the shares of the Interim Bank and any shares of the common stock of Union as may be held by the Corporation other than in a fiduciary capacity as may be necessary to effect the consummation of the transaction;

               RESOLVED FURTHER, that the Corporation hereby reserves, sets aside and authorizes for issuance 1,644,672 shares of the Corporation's authorized but unissued Common Stock, and the appropriate officers of the Corporation hereby are authorized, empowered and directed to issue (i) up to 1,644,672 of the Shares, or such lesser or greater amount as may be necessary pursuant to the terms of the Agreement, and (ii) options to purchase up to 470 of the Shares, in connection with the conversion and exchange of the issued and outstanding shares and options to purchase shares, if any, of Union common stock in accordance with the provisions for such conversion and exchange as set forth in the Agreement;


               RESOLVED FURTHER, that, in connection with the issuance of the Shares pursuant to the Agreement, the officers of the Corporation hereby are authorized, empowered and directed to execute and file with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-4 (or such other form as such officers, upon advice of counsel, may determine to be necessary or appropriate) under the Securities Act of 1933, as amended (the "Securities Act"), to execute and file all such other instruments and documents, and to do all such other acts and things in connection with said Registration Statement, including the execution and filing of such amendment or amendments (including any post-effective amendments) thereto, as they may deem necessary or advisable to effect such filings and to procure the effectiveness of said Registration Statement (and any such post-effective amendments thereto) and to make such supplements to the Prospectus forming a part of said Registration Statement as may be required or otherwise as they may deem advisable;

               RESOLVED FURTHER, that Lawrence M. Kimbrough and Robert O. Bratton, and each of them with full power to act without the other, hereby are authorized and empowered to sign the aforesaid Registration Statement and any amendments or amendments thereto (including any post-effective amendments) on behalf of and as attorneys for the Corporation and on behalf of and as attorneys for any of the following: the Principal Executive Officer, the Principal Financial Officer, the Principal Accounting Officer and any other officer of the Corporation;

               RESOLVED FURTHER, that Lawrence M. Kimbrough is hereby designated as Agent for Service of the Corporation with all such powers and functions as are provided by the General Rules and Regulations of the Commission;

               RESOLVED FURTHER, that the Shares, when issued and distributed in accordance with and pursuant to the Agreement, shall be fully paid and non-assessable and the holders of such Shares shall be subject to no further call or liability with respect thereto;

               RESOLVED FURTHER, that the officers of the Corporation hereby are authorized, empowered and directed, in the name of and on behalf of the Corporation, to take all such actions and to execute all such documents as such officers may deem necessary or appropriate for compliance with the Securities Act or the Securities Exchange Act of 1934, as amended, in connection with the transactions contemplated by the Agreement;

               RESOLVED FURTHER, that it is desirable and in the best interest of the Corporation that the Shares to be issued in accordance with and pursuant to the Agreement be qualified or registered for distribution in various states where appropriate, that the Chairman of the Board, the President and Chief Executive Officer or any Executive Vice President and the Secretary or any Assistant Secretary hereby are authorized to determine those states in which appropriate action shall be taken to qualify or register for distribution all or such part of such Shares as said officers may deem advisable; that said officers are hereby authorized to perform on behalf of the Corporation any and all acts as they may deem necessary or advisable in order to comply with the applicable laws of any such states, and in connection therewith to execute and file all requisite papers and documents, including, but not limited to, resolutions, applications, reports, surety bonds, irrevocable consents and appointments of attorneys for service of process; and the execution by such officers of any such paper or document or the doing by them of any act in connection with the foregoing matters shall conclusively establish their authority therefor from the Corporation and the approval and ratification by the Corporation of the papers and documents so executed and the action so taken;

               RESOLVED FURTHER, that such officers hereby are authorized, empowered and directed to do any and all things which in their judgment may be necessary or appropriate to obtain a permit, exemption, registration or qualification for, and a dealer's license with respect to, the distribution of the Shares in accordance with the terms of the Agreement, under the securities laws of any one or more of the states as such officers may deem advisable and in connection therewith to execute, acknowledge, verify, deliver, file and publish all applications, reports, resolutions, consents, consents to service of process, powers of attorney, commitments and other papers and instruments as may be required under such laws and to take any and all further action that they may deem necessary or appropriate to secure and to maintain such permits, exemptions, registrations and qualifications in effect for so long as they shall deem in the best interest of the Corporation;

               RESOLVED FURTHER, that First Charter National Bank hereby is appointed Transfer Agent and Registrar for such Shares; and it is hereby vested with all the power and authority with respect to its actions as Transfer Agent and Registrar, respectively, with respect to said Shares as it has heretofore been vested with for the shares of Common Stock of the Corporation heretofore issued and now outstanding;

               RESOLVED FURTHER, that the Board of Directors hereby adopts, as if expressly set forth herein, the form of any resolution required by any authority to be filed in connection with any applications, consents to service, issuer's covenants or other documents, applications, reports or findings relating to the foregoing resolutions if (i) in the opinion of the officers of the Corporation executing same, the adoption of such resolutions is necessary or desirable and (ii) the Secretary or an Assistant Secretary of the Corporation evidences such adoption by inserting in the minutes of this meeting copies of such resolutions, which will thereupon be deemed to be adopted by the Board of Directors with the same force and effect as if presented at this meeting;

               RESOLVED FURTHER, that the officers of the Corporation be, and they hereby are, authorized, empowered and directed to do all things necessary, appropriate or convenient to carry into effect the foregoing resolutions, including the execution and delivery of all such instruments, agreements, certificates, reports, applications, notices, letters and other documents as may be necessary, appropriate or convenient to carry into effect the foregoing resolutions; and

               RESOLVED FURTHER, that all actions heretofore taken by any of the directors, officers, representatives or agents of the Corporation or any of its affiliates in connection with the Merger and any other transactions contemplated in the Agreement or otherwise referred to in the foregoing resolutions hereby are ratified, confirmed and approved in all respects as the act and deed of the Corporation.

                              FIRST CHARTER CORPORATION
                               CERTIFICATE OF SECRETARY

               I, David E. Keul, Assistant Corporate Secretary of First Charter Corporation, a corporation organized and existing under the laws of the State of North Carolina (the "Corporation"), do hereby certify that the foregoing is a true and correct copy of resolutions duly adopted by the Board of Directors of the Corporation at a meeting of the Board of Directors held on September 13, 1995, at which meeting a quorum was present and acting throughout, and that all such resolutions are in full force and effect and have not been amended or rescinded as of the date hereof.

               IN WITNESS WHEREOF, I have hereupon set my hand and affixed the seal of the Corporation this 3rd day of October, 1995.


                                   /s/ David E. Keul
                                   David E. Keul
                                   Assistant Corporate Secretary

(Corporate Seal)